EXHIBIT 10(viii)

Via Facsimile
-------------

February 5, 1998



Herr Martin Neumann
Wallbergstr. 3
82024 Taufkirchen
Germany

RE:  Offer to Purchase Medasys System/Independent Contractor Relationship

Dear Herr Neumann:

We are pleased to make the following offer to you to purchase the worldwide exclusive rights (exclusive of Germany, Austria, and Switzerland) to your Medasys system.

1. You shall a receive a cash payment of $65,000 US, along with shares of common stock of Renaissance International Group, Ltd. ("RIGL") equal in value to $500,000 US, in consideration for your irrevocable assignment of all right, title and interest in and to the perpetual worldwide exclusive rights (excluding Germany, Austria and Switzerland) to your medical software system known as "Medasys". The value of the shares shall be determined by averaging the highest bid and ask price on the OTC Electronic Bulletin Board Trading System during the period commencing upon the execution of this agreement and terminating upon the end of trading of the twentieth day thereafter. Fifty percent (50%) of the shares you receive shall be restricted from transfer for a period of two (2) years, and the remaining fifty percent (50%) of the shares you receive shall be restricted from transfer for a period of one year from the date of issuance.

2. RIGL shall also engage you, initially upon an independent contractor basis, to assist with the further development and translation of the Medasys system, with the intention of integrating you as an employee into our company once we are able to obtain an United States work visa on your behalf. Your independent contractor relationship shall be for a term of three (3) years commencing upon your acceptance of this agreement, with the understanding that said agreement shall form the basis of an employment agreement at such time RIGL is able to obtain the required work permit in the U.S. At such time, you shall be entitled to all the benefits associated with employee status, including medical and dental insurance and participation in the company retirement plan. While an independent contractor, you shall receive $5,000 US per month for your services. Further, you will be entitled to a bonus equal to four percent (4%) of the first $1,000,000 of net income generated from site/server licenses, and thereafter three percent (3%) of net income generated from site/server licenses until you have received a total of $255,000. You shall then receive a bonus of one percent (1%) of the net income generated from site/server licenses for an additional seven (7) years. Such payments shall be made within ninety (90) days of year end. In addition, RIGL shall pay all reasonable travel expenses to and from the United States, along with expenses related to your accommodations and meals during your stay in Arizona. As an independent contractor, you shall remain responsible for the payment of all applicable taxes and withholding until such time as you become an employee of RIGL.

If the terms of this agreement are acceptable to you, please countersign below and return an executed copy to care of the undersigned. We shall prepare a formal assignment document setting forth the above terms, and other standard and customary terms mutually acceptable to the parties. The effectiveness of this agreement and subsequent assignment shall be contingent upon approval of the Board of Directors of RIGL.

In the interim, if you have any questions, please do not hesitate to contact the undersigned. We look forward to working with you.

In this we remain,

Renaissance International Group, Ltd.



Per:  /s/ WILLIAM D. O'NEAL
    ----------------------------------
     William D. O'Neal, VP of Business
      Affairs/General Counsel

CC:  Tennessee Webb
     Walter Vogel
                                        Read, accepted and understood this
                                        6th day of February, 1998


                                        /s/ MARTIN NEUMANN
                                        ---------------------------------
                                        Martin Neumann